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                                                                     Exhibit 5.1





                               October 9, 1996





Lithium Technology Corporation
5115 Campus Drive
Plymouth Meeting, PA   19462

         RE: REGISTRATION STATEMENT ON FORM S-8 RELATING TO THE COMPANY'S 1994 STOCK INCENTIVE PLAN AND DIRECTOR
                 STOCK OPTION PLAN

Dear Sir or Madam:

         We have acted as counsel to Lithium Technology Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 2,666,667 shares of the Company's Common Stock (the "Common Stock"), issued or to be issued pursuant to the Company's 1994 Stock Incentive Plan (the "1994 Stock Plan") and 333,333 shares of Common Stock to be issued pursuant to stock options granted or to be granted under the Company's Directors Stock Option Plan (the "Directors Plan"). We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. In our examination we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         In our opinion, (i) the shares of the Company's Common Stock to be issued as share awards or upon exercise of the options granted or to be granted in accordance with the terms of the 1994 Stock Plan and (ii) the shares of the Company's Common Stock to be issued upon exercise of the options granted or to be granted in accordance with the terms of the Directors Plan, will be, when issued in accordance with the terms of the 1994 Stock Plan and the Directors Plan, validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

         The opinion set forth above is limited to the General Corporation Law of the State of Delaware.
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         We hereby consent to the use of this opinion as an Exhibit to the
Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                   GALLAGHER, BRIODY & BUTLER



                                   By:/s/ Thomas P. Gallagher
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